                                                                  Exhibit 10r











                          AMERITECH CORPORATE RESOURCE
                                  DEFERRAL PLAN
                                  -------------

             (As Amended and Restated Effective as of May 10, 1998)

                          AMERITECH CORPORATE RESOURCE
                                  DEFERRAL PLAN
                                  -------------

             (As Amended and Restated Effective as of May 10, 1998)


                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                    PAGE
-------                                                                    ----
   1        General                                                          1
            1.1      History, Purpose and Effective Date                     1
            1.2      Plan Administration                                     1
            1.3      Non-Alienation                                          2
            1.4      Source of Benefits                                      2
            1.5      Notices                                                 2
            1.6      Applicable Laws                                         2
            1.7      Gender and Number                                       2
            1.8      Delegations of Authority                                2

   2        Participation                                                    2
            2.1      Participation                                           2
            2.2      Plan Not Contract of Employment                         3


   3        Deferral of Compensation and Excess Savings Plan Credit          3
            3.1      Deferral Requests                                       3
            3.2      Supplemental Deferrals and Excess Savings Plan Credit   4
            3.3      Deferred Amounts - Interest                             5
            3.4      Deferred Amounts - Stock Units                          5
            3.5      Deferred Amount                                         6


   4        Payment of Deferred Amounts                                      6
            4.1      Distribution                                            6
            4.2      Termination of Employment Prior to Retirement Age       7
            4.3      Death                                                   7
            4.4      Committee Discretion                                    8
            4.5      Form of Payment                                        10
                     Change in Control                                      10

   5        Amendment or Termination                                        12
            5.1      Administrative Amendments                              12
            5.2      Amendments and Termination                             12
            5.3      Participation Rights                                   12
            5.4      Successors                                             12

                          AMERITECH CORPORATE RESOURCE
                                  DEFERRAL PLAN
                                  -------------

             (As Amended and Restated Effective as of May 10, 1998)

                                    SECTION 1
                                    ---------

                                     General
                                     -------

         1.1. History, Purpose and Effective Date. Effective January 1, 1984, Ameritech Corporation, a Delaware corporation (the "Company"), established the Ameritech Corporate Resource Deferral Plan (the "Plan), which was then known as the "Ameritech Senior Management Incentive Award Deferral Plan", and later known as the "Ameritech Senior Management Supplemental Savings and Deferral Plan." The Plan has two primary purposes. The first is to enable senior management and certain management employees of the Company and of any Subsidiary or Affiliate of the Company which adopts the Plan (an "Employer") to defer the receipt of salary and incentive compensation awards. The second purpose is to provide such senior management and certain management employees an opportunity to receive the full Employer Matching Contribution and make the full level of contributions permitted under the Ameritech Savings Plan for Salaried Employees ("Savings Plan"), both of which might otherwise be limited by certain sections of the Internal Revenue Code of 1986, as amended (the "Code"). The following provisions constitute an amendment, restatement and continuation of the Plan, effective as of May 10, 1998 (the "Effective Date"). For purposes of the Plan, the term "Subsidiary" means any corporation of which the Company owns at least 50% of the combined voting power of all classes of stock entitled to vote. The term "Affiliate" means any corporation other than a Subsidiary which would be a member of a controlled group of corporations with the Company under section 1563(a) of the Code.

         1.2. Plan Administration. The authority to control and manage the day-to-day operation and administration of the Plan is vested in the Company's Senior Vice President - Human Resources or such other officer of the Company as may from time to time be primarily responsible for human resource matters (the "Plan Administrator"), subject to the direction of the Compensation Committee of the Company's Board of Directors (the "Committee"). The Plan Administrator and the Committee shall each have the exclusive right and discretion to interpret the provisions of the Plan and the entitlement to benefits under the Plan with respect to the duties allocated to each of the Plan Administrator and the Committee. Any decision made by the Plan Administrator or the Committee on any matter within the Plan Administrator's or the Committee's discretion is conclusive, final and binding on all persons.

The Plan Administrator shall grant or deny claims for benefits under the Plan and authorize disbursements. Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any Participant or beneficiary whose claim has been denied, setting forth the specific reasons for such denial. The review and appeal procedures for a Participant or beneficiary whose claim has been denied shall be the responsibility of the Committee and shall be consistent with review and appeal procedures set forth in the Savings Plan.

         1.3. Non-Alienation. Benefits payable to any person under the Plan may not be voluntarily or involuntarily assigned or alienated.

         1.4. Source of Benefits. Subject to the terms and conditions of the Plan, any amount payable to or on account of a Participant under this Plan shall be paid from the general assets of the Company or applicable Employer or from one or more trusts, the assets of which are subject to the claims of the Company's or applicable Employer's general creditors.

         1.5. Notices. Any notice or document required to be given to or filed with the Plan Administrator shall be considered to be given or filed if delivered to the Administrator of the Plan or mailed by registered mail, postage prepaid to the Administrator, in care of the Company, at 30 South Wacker Drive, Chicago, Illinois 60606.

         1.6 Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Illinois, to the extent that such laws are not preempted by the laws of the United States of America.

         1.7. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         1.8. Delegations of Authority. As used in the Plan, the terms "Board of Directors", "Company", "Employer" or "Committee" shall include, where appropriate, any applicable subcommittee or any duly authorized delegate of the Board of Directors, the Company, an Employer or the Committee, as the case may be. Such duly authorized delegate may be an individual or an organization within the Board of Directors, the Company, an Employer or the Committee or may be an unrelated third party individual or organization.



                                    SECTION 2
                                    ---------

                                  Participation
                                  -------------

         2.1. Participation. Each Management Employee (as defined below) and each Senior Management Employee (as defined below) shall become a participant in the Plan (a "Participant") as of the earliest date on which he requests a deferral under subsection 3.1 or 3.2 or is entitled to an Excess Savings Plan Credit under subsection 3.2. The term "Management Employee" means a full-time employee on the active roll of the Company or any Employer who has attained any of salary grades CR1 through CR4, Investment Management salary grades IM10 through IM12, or, if an attorney, either of salary grades, IV or V. The term "Senior Management Employee" means an employee on the active roll of the Company or an Employer who has attained any of salary grades CR5 through CR9, or who is a member of the Company's Management Committee, or if an attorney, salary grade
VI. The terms "Management Employee" and "Senior Management Employee" also include any individual who was a participant in the Plan as of Decemer 31, 1994 as long as such individual continues to meet the requirements to be a Management Employee or a Senior Management Employee under the Plan as it existed as of December 31, 1994 or meets such requirements under the Plan as it exists from time to time after that date. The term "Senior Management Employee" also includes a former Senior Management Employee who no longer meets the requirements to be a Senior Management Employee, but who has been authorized to retain part or all of the rights of a Senior Management Employee under the Plan pursuant to an agreement in writing executed by the Senior Management Employee and the Senior Vice President Human Resources.

         2.2. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and nothing in the Plan will give any employee or Participant the right to be retained in the employ of the Company or an Employer, nor the right to any incentive award, nor any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.

                                   SECTION 3
                                   ---------

                          Deferral of Compensation and
                           Excess Savings Plan Credit
                           --------------------------

         3.1. Deferral Requests. Any Management Employee of the Company or any Employer may elect to defer all or any portion (but not less than $1,000) of an award to which he may be entitled under any of the Company's long-term incentive plans (which currently include the Ameritech Long Term Incentive Plan, the Ameritech 1989 Long Term Incentive Plan and the Ameritech Corporation Long-Term Stock Incentive Plan) or under an annual bonus plan of the Company or an Employer and shall receive an Excess Savings Plan Credit in accordance with subsection 3.2(c) with respect to such deferral. Any Senior Management Employee of the Company or any Employer may elect to defer:

         (a) subject to applicable law, all or any portion (but not less than $1,000) of an award to which he may be entitled under any of the Company's long term incentive plans or the Company's or Employer's Senior Management Short Term Incentive Plan or the Company's Management Committee Short Term Incentive Plan (collectively the "Incentive Plans" and individually an "Incentive Plan"); and

         (b) for any payroll period ending on or after December 31, 1987, all or any portion, up to 25% of his Base Salary for such period by filing a written request with the Plan Administrator at such time and in such form as the Plan Administrator may determine. "Base Salary" shall have the meaning assigned to the term "Salary" under the Savings Plan determined without regard to salary deferrals under this Plan and without regard to the limitations imposed by section 401(a)(17) of the Code. Any Senior Management Employee who elects to make a deferral under subsection 3.1(b) above shall receive an Excess Savings Plan Credit in accordance with subsection 3.2(b) with respect to such deferral.

         3.2. Supplemental Deferrals and Excess Savings Plan Credit. For any payroll period ending after January 1, 1988, each Senior Management Employee, and, for any payroll period ending after January 1, 1990, each Management Employee of the Company and the Employers who is eligible to participate in the Savings Plan, shall be entitled to make a Supplemental Deferral and receive Excess Savings Plan Credit, in accordance with the following:

         (a) Supplemental Deferrals. Each Senior Management Employee who is prevented from making a salary allotment under the Savings Plan due to the limitations imposed by any of sections 401(k), 401(m), 402(g), or 415 of the Code, and each Management Employee who is prevented from making a salary allotment under the Savings Plan due to limitations of sections 401(m) and 415 of the Code, may elect, at such time and in such manner as the Plan Administrator may determine, to make a supplemental salary deferral in an amount equal to the allotments which he is prevented from making under the Savings Plan for such period; further, each Senior Management Employee and each Management Employee may also elect, prospectively, at such time and in such manner as the Plan Administrator may determine, to make a supplemental salary deferral of not less than 1% nor more than 12% (in multiples of 1%) of his Base Salary for any payroll period (or portion thereof) occuring after his Base Salary for that calendar year has reached the maximum limit under section 401(a)(17) of the Code. If any such Senior Management Employee or Management Employee has been making salary allotments to the Savings Plan during such calendar year, then for administrative convenience, the Plan Administrator may determine that it is appropriate that any such supplemental salary deferrals under the Plan by such Senior Management Employee or Management Employee shall be at the same percentage as the most recent salary allotments made under the Savings Plan by such Senior Management Employee or Management Employee unless such Senior Management Employee or Management Employee directs the Plan Administrator to use a
                  different percentage.    Notwithstanding any other provision
                  of the Plan, no Senior Management Employee shall be permitted to make any supplemental salary deferral in any payroll period which would cause the aggregate of his supplemental salary deferrals and Base Salary deferrals for such payroll period to exceed the 25% limitation prescribed in subsection 3.1(b) above.

         (b) Senior Management Excess Savings Plan Credit. Subject to subsection 3.1, for each payroll period, each Senior Management Employee shall be credited with an "Excess Savings Plan Credit" in an amount equal to the lesser of:

                  (i) 4-1/2% of his Base Salary and, to the extent such a Participant is in salary grade CR5 and participates in the Management Team Incentive Plan, his annual bonuses, for that period; or

                  (ii) 75% of (A) his aggregate salary allotments under the
                       Savings Plan during that period (including his annual bonuses to the extent such a Participant is in salary grade CR5 and participates in the Management Team Incentive

                       Plan) and (B) base and supplemental salary deferrals under the Plan during that period;

                       reduced by the amount of Employer Matching Contributions that he actually receives under the Savings Plan for that period.

         (c) Management Excess Savings Plan Credit. Subject to subsection 3.1, for each payroll period, each Management Employee shall be credited with an "Excess Savings Plan Credit" in an amount equal to the lesser of:

                  (i) 4-1/2% of his Base Salary and, to the extent such a Participant participates in the Management Team Incentive Plan, his annual bonuses for that period; or

                  (ii) 75% of (A) his aggregate salary allotments under the
                       Savings Plan during that period (including his annual bonuses to the extent such a Participant participates in the Management Team Incentive Plan) and (B) supplemental salary deferrals under the Plan during that period;

                       reduced by the amount of Employer Matching Contributions that he actually receives under the Savings Plan for that period.

A Participant shall be fully vested in all Excess Savings Plan Credits regardless of the extent to which he is vested under the Savings Plan.

         3.3. Deferred Amounts - Interest. Subject to the provisions of the Plan, any amounts deferred under subsection 3.1 (other than amounts which would otherwise have been distributed under an Incentive Plan in the form of the Company's common shares) or deferred or credited under subsection 3.2 shall be credited with interest from the date as of which the amount would otherwise have been paid to the Participant or credited to his account under the Savings Plan to the date as of which it is paid under the Plan. Such interest shall be compounded as of the last day of each calendar quarter and from the end of the preceding calendar quarter to the distribution date and shall be credited at such rate as the Committee may establish from time to time.

         3.4. Deferred Amounts - Stock Units. Subject to the provisions of the Plan, for that portion, if any, of any amount deferred under subsection 3.1 which would otherwise have been distributed under an Incentive Plan in the form of the Company's common shares, or as common shares distributed to the Participant as a Final Distribution with respect to stock options granted on or after January 16, 1996, under the provisions of the Company's long term incentive plans, or as a result of an exercise of a stock option in which the Participant pays the option price by tendering shares of the Company's common stock in accordance with the provisions of the Company's long term incentive plans, the Participant shall be credited with an equivalent number of "Stock Units" under the Plan. As of each dividend payment date for the Company's common shares, each Participant shall be credited with an additional number of Stock Units which is equal to: (i) the dividend which would have been paid on such date on that number of Ameritech common shares which is equal to the number of Stock Units credited to the Participant under the Plan on the record date for such dividend, divided by (ii) the Fair Market Value (as defined below) of an Ameritech common share on such dividend payment date. For purposes of the Plan, the Fair Market Value of Ameritech common shares on any dividend payment date shall be the average of the average daily high and low sale prices of Ameritech common shares as quoted on the New York Stock Exchange -- Composite Transactions or other principal market quotation selected by the Committee for the calendar month next preceding the dividend payment date. In the event of any changes in outstanding Ameritech common shares by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Company's Board of Directors shall make such adjustments, if any, that it deems appropriate in the number of Stock Units then credited to Participant accounts. Any and all such adjustments shall be conclusive and binding upon all parties concerned.

         3.5 Deferred Amount. A Participant's "Deferred Amount" under the Plan as of any date shall mean the amount deferred by him under subsection 3.1 or deferred or credited to him under subsection 3.2, each adjusted in accordance with subsections 3.3 and 3.4.


                                    SECTION 4
                                    ---------

                           Payment of Deferred Amounts
                           ---------------------------

         4.1. Distribution. Any deferral made in accordance with subsections 3.1 or 3.2 shall include an election of a distribution commencement date and an election of a payment form either in a lump sum or in annual installments over a period of 2, 3, 4, 5, 10, 15 or 20 years; provided, however, that a) incentive awards payable pursuant to the Ameritech Management Committee Short Term Incentive Plan that are deferred by members of the Company's Management Committee may not be distributed to any such Participant until such Participant's normal retirement or approved early retirement as defined in subsection 4.2 or termination of employment, and b) any Deferred Amount which, at the time of distribution, is less than or equal to $5,000.00 shall be paid in a lump sum, regardless of the Participant's election. Subject to the above conditions and the following provisions of the Plan, the distribution commencement date and form of payment of any Deferred Amount shall be as designated by the Participant in his deferral request, or in any comparable election under the Plan as in effect from time to time prior to the Effective Date. A Participant may, with the consent of the Committee, defer the commencement date or extend the distribution period for any Deferred Amount, within the guidelines set forth above, by filing a written request with the Plan Administrator, in such form as the Administrator may require; provided that any such request must be filed no later than one year prior to the earlier of the date distribution would otherwise commence or the date of the Participant's termination of employment. Any election under the preceding sentence shall be irrevocable by the Participant. Excess Savings Plan Credits associated with amounts deferred for any period will be paid at the same time and in the same form as provided in the deferral request for such deferred amount; provided, however, that if no deferral election is in place for such period, the deferral account including the Excess Savings Plan Credits for such period shall be paid in a lump sum on the Participant's termination of employment.

         4.2. Termination of Employment Prior to Retirement Age. If a Participant's employment with the Company, its Subsidiaries and Affiliates terminates prior to the Participant's attaining eligibility for normal or approved early retirement as defined below, then, unless such termination is by reason of disability entitling the Participant to benefits under the Company's or an Employer's long-term disability plan or unless a different form or time of distribution is authorized by the Plan Administrator pursuant to Committee direction, his entire benefit under the Plan shall be distributed to him in a lump sum as soon as practicable after such termination of employment. For all purposes under the Plan, the term "normal retirement" shall mean retirement on or after the date on which the Participant reaches age 65 (or, if later, the fourth anniversary of the date the Participant commenced participation in the Ameritech Management Pension Plan), and the term "approved early retirement" shall mean retirement on or after the date on which the Participant's combined age and service (in years and months) equals 75, subject to Committee authorization. For purposes of this subsection, the term "service" means service while participating in, (that is, accruing a benefit under), the Ameritech Management Pension Plan (or the Ameritech Pension Plan if the Participant previously accrued a benefit under the Ameritech Pension Plan for which eligibility was transferred to the Ameritech Management Pension Plan, or vice versa) and the Participant retired under the Ameritech Management Pension Plan. Anything in the Plan to the contrary notwithstanding and regardless of the Participant's election of a particular form of distribution, if, before a Participant receives full payment of all amounts credited to him under the Plan, the Participant without the consent of the Company, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that is competitive with the Company, with any Employer or with any business in which the Company or any Employer has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business) or engages in any activity which is in conflict with or adverse to the interests of the Company or any Employer, then the Committee in its discretion may authorize the accelerated distribution of the balance of the Participant's Deferred Amount and may require that such Deferred Amount be paid to the Participant in a lump sum as soon as practicable after such authorization.

         4.3. Death. A Participant may elect one of the following payment options to be effective in the event the Participant should die before full payment of all amounts credited to him under this Plan:

         (a) If the Deferred Amount, or any portion thereof, has begun to be distributed in accordance with subsection 4.1 as of the Participant's date of death, the balance of the Deferred Amount shall continue to be distributed to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant, with no change in the scheduled number of installments. The first installment (or single payment if the Participant has one installment remaining as of the date of the Participant's death) to be paid to the beneficiary (or the estate) shall be paid according to the payment schedule in effect as of the date of the Participant's death, so that no more than one annual payment will be made in any one calendar year; or

         (b) The balance of the Deferred Amount shall be paid in one payment or in some other number of approximately equal annual installments (not exceeding 10) to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant. The first installment (or the single payment if the Participant has so elected) shall be paid as soon as practicable after the last day of the calendar quarter during which the Participant's death occurs.

The Participant may change his beneficiary designation and the form of distribution of the Deferred Amount to his beneficiary at any time.


         4.4. Committee Discretion. The Committee, in its sole discretion, may alter the commencement date and period of distribution of any Deferred Amount as follows:

         (a) Hardship. At the request of a Participant or a Participant's beneficiary, the Committee may accelerate distribution to the extent necessary to meet any unanticipated financial need that is caused by an event beyond the control of the Participant or beneficiary and that would result in severe financial hardship to the individual if early withdrawal were not permitted.

         (b) Changed Circumstances. The Committee may accelerate distribution of any Deferred Amount to the extent that it determines such acceleration to be in the best interests of the Company or Employer because of changes in tax or accounting principles or any other reason which negates or diminishes the continued value of the Deferred Amount to the Company, Employer or Participant.

         (c) Involuntary or Force Reduction Termination. At the request of a Participant, the Committee may extend the period of distribution for any Deferred Amount as the Committee determines to be necessary or appropriate if a Participant terminates employment (i) involuntarily, (ii) voluntarily or involuntarily under a limited program of terminations of employment initiated by the Company or an Employer to achieve a specific force reduction or (iii) by mutual agreement under an individual separation arrangement; provided, that such an extension may be authorized only if the Participant's request and the Committee's approval of that request occur prior to the earlier of (A) the Participant's termination of employment or (B) the date of distribution would otherwise have commenced.

         (d) Accelerated Distribution. Anything in the Plan to the contrary notwithstanding, at the request of a Participant, the Committee may accelerate distribution of:

                  (i) the entire Deferred Amount of any Participant on the active roll of the Company or an Employer whose Deferred Amount has not yet begun to be distributed in accordance with subsection 4.1; provided, that (a) the Deferred Amount to be distributed shall be paid in a lump sum and reduced by six percent (6%), as an early withdrawal penalty, (b) the valuation date used to determine such early withdrawal penalty shall be the most recent valuation date preceding the Committee's approval of the accelerated distribution, (c) such early withdrawal penalty shall be retained by the Company and never distributed to the Participant, and (d) the Participant shall be prohibited from participating in the Plan for a period of twelve (12) consecutive months following the date of the Participant's accelerated distribution;

                  (ii) the entire Deferred Amount of any Participant on the active roll of the Company or an Employer whose Deferred Amount, or any portion thereof, is currently being distributed to the Participant in accordance with subsection 4.1; provided, that (a) the Deferred Amount to be distributed shall be paid in a lump sum and reduced by six percent (6%), as an early withdrawal penalty, (b) such early withdrawal penalty shall be determined based upon the Deferred Amount immediately prior to the distribution commencement date for the first installment payment as elected by Participant in accordance with subsection 4.1, valued as of such distribution commencement date, (c) such early withdrawal penalty shall be retained by the Company and never distributed to the Participant, and (d) the Participant shall be prohibited from participating in the Plan for a period of twelve (12) consecutive months following the date of the Participant's accelerated distribution; or

                  (iii) the entire Deferred Amount of any Participant who has retired from employment with the Company, its Subsidiaries and Affiliates after attaining eligibility for normal or approved early retirement as defined in subsection 4.2 and whose Deferred Amount is currently being distributed to the Participant in accordance with subsection 4.1; provided, that
                  (a) the Deferred Amount to be distributed shall be paid in a lump sum and reduced by eight percent (8%), as an early withdrawal penalty, (b) such early withdrawal penalty shall be determined based upon the Deferred Amount immediately prior to the distribution commencement date for the first installment payment as elected by Participant in accordance with subsection 4.1, valued as of such distribution commencement date, and (c) such early withdrawal penalty shall be retained by the Company and never distributed to the Participant.

In no event shall the Committee approve any such request after having been notified of the Company's insolvency or bankruptcy.


         4.5. Form of Payment. Deferred Amounts credited to a Participant in the form of Stock Units shall be distributed to the Participant or his beneficiary in shares of Ameritech common stock except as otherwise determined by the Committee. All other Deferred Amounts credited to a Participant shall be paid to him or his beneficiary in the form of cash. Any amount to be distributed in accordance with the foregoing provisions of this Section 4 shall be calculated as of the last day of a calendar quarter in the case of distributions pursuant to Sections 4.2, 4.3, or 4.4(d) and as of the distribution date for all other distributions and shall be distributed as soon as practicable thereafter.

         4.6. Change in Control. Notwithstanding any other provision of the Plan, if a Change in Control (as defined below) occurs, then the entire amount credited to each Participant under the Plan, including any benefit in pay status, shall be distributed to him in a lump sum distribution as soon as practicable (i) in the form of Common Stock of Ameritech (or, in the case of a merger or consolidation with another company, in the form of common stock of the surviving entity (as defined below) in accordance with the terms of such merger or consolidation) in the case of amounts credited to the Participant in the form of Stock Units, and (ii) in the form of cash, in the case of all Deferred Amounts other than Stock Units. At any time prior to the end of the calendar year preceding the calendar year in which a Change in Control occurs, a Participant may irrevocably waive such lump sum distribution by filing a written waiver with the Plan Administrator in a form acceptable to the Plan Administrator, in which case the Participant's benefit under the Plan shall be determined without regard to this subsection 4.6 and, if the Participant waives payment, the amount credited to the Participant (other than with respect to Stock Units) shall be determined as of the date of the Change in Control and such amount shall be credited with interest which shall accrue for a period of five years from the date of a Change in Control, or until the distribution date designated by the Participant, if earlier, at a rate no less than the rate in effect under the Plan on the date of a Change in Control, and in case the Change in Control involves a merger or consolidation of the Company with another company, the Participant's Stock Units (if any) shall be converted into stock units of the surviving entity (as defined below) in accordance with the terms of such merger or consolidation. For purposes of the Plan, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

         (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than:

             (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; or

            (ii) the Participant or any person acting in concert with the Participant;

                  is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (a) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

         (b) a tender offer is made for the stock of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (b) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of

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

                  Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

         (c) during any period of 12 consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least 80% of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

         (d) the stockholders of the Company approve a merger or consolidation of the Company with, or a sale of all or substantially all of the Company's assets to, any other company other than:

             (i) a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 55% of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

            (ii) a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least a majority of the directors of the surviving entity immediately after such merger or consolidation.

For purposes of paragraph (d) above, the phrase "surviving entity" shall mean only an entity in which all of the Company's stockholders who are stockholders immediately before the merger or consolidation (other than stockholders exercising dissenter rights) become stockholders by the terms of the merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall not include (A) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) or paragraph (d) above, or (B) any director who was not a director at the beginning of the 12-consecutive-month period preceding the date of such merger or consolidation, unless his election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least 80% of the directors who were directors before the beginning of such period.


                                    SECTION 5
                                    ---------

                            Amendment or Termination
                            ------------------------

         5.1. Administrative Amendments. Subject to the provisions of subsection 5.3, the Company's Senior Vice President-Human Resources, or such other officer of the Company as may from time to time be primarily responsible for human resource matters, may, with the concurrence of the Company's Executive Vice President and General Counsel, make minor or administrative amendments to the Plan.

         5.2. Amendments and Termination. Subject to the provisions of subsection 5.3, the Company's Board of Directors may amend or terminate the Plan at any time and any Employer may, by action of its Board of Directors (or, if such Employer does not have a Board of Directors and is managed by its shareholder or shareholders, by action of such shareholder or shareholders), terminate its participation in the Plan at any time.

         5.3. Participant Rights. No action under this Section 5 shall, without consent of the affected Participant or, in the event of his death, his beneficiary, adversely affect the rights of any Participant with respect to any Deferred Amount which was credited to him under the Plan prior to the date of such action.

         5.4. Successors. The obligations of the Company and each Employer under the Plan shall be binding upon any assignee or successor in interest thereto. Neither the Company nor any Employer shall merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangement for the payment of any benefits payable under the Plan.


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